POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of F. J. Buri, Joni Aeschbach and Karen Nelson the true and lawful agents and attorneys-in-fact of the undersigned, with respect to all matters arising in connection with the undersigned?s reporting obligations under Section 16(a) of the Securities Exchange Act of 1934 (the ?Exchange Act?) as amended, and related rules and regulations, with full power and authority to execute and deliver for and on behalf of the undersigned all Securities and Exchange Commission Forms 3, 4, 5 and other documents in connection therewith regarding Alliant Energy Corporation, Interstate Power Light Company, and Wisconsin Power and Light Company (?Company?) securities, as each of said agents and attorneys-in-fact may deem advisable. The undersigned hereby gives each of said agents and attorneys-in-fact full power and authority to act in the premises, and hereby ratifies and confirms all that each of said agents and attorneys-in-fact may do by virtue hereof.


The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned?s responsibilities to comply with the Exchange Act. The undersigned agrees to defend and hold harmless each attorney-in-fact from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing or by executing a new Power of Attorney.

IN WITNESS WHEREOF, I have executed this Power of Attorney on this 11th day of February, 2011.


							__/s/ Robert J. Durian____________
							Robert J. Durian

Subscribed and sworn before me this
11th day of February, 2011.


 (Notary Public)
F. J. Buri
My Commission is permanent
	(SEAL)